Registration No. 333-25449
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

               Kansas                                  48-0457967
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of principal executive offices)
                            ------------------------

                       OUTSIDE DIRECTORS SHARES UNDER THE
            SPRINT CORPORATION 1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000
                            ------------------------



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


         This Registration Statement as originally filed related to the offering of 100,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable to outside directors under Sprint's 1997 Long-Term Stock Incentive Program (the "1997 Program"). 1,362 shares were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998, leaving 98,638 shares. The remaining 98,638 shares were reclassified into 98,638 shares of FON Common Stock and 49,319 shares of PCS Common Stock. 992 shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving 97,646 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the Registration Statement to 195,292 shares of FON Common Stock. 720 shares of PCS Common Stock were issued before the two-for-one split of PCS Common Stock in the 2000 first quarter, leaving 48,599 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 97,198 shares of PCS Common Stock.

         On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Recombination Date"). 91,370 of the 97,198 shares of PCS Common Stock were issued before the Recombination Date, leaving 5,828 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, the remaining shares of PCS Common Stock were deregistered.

         In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as common stock.

         The 1997 Program provides that no awards may be granted pursuant to the plan after April 15, 2007. Accordingly, Sprint Nextel hereby deregisters the shares of its common stock registered under this Registration Statement which remain unsold.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits.

Exhibit
Number     Exhibits

   24.     Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 10th day of May, 2007.

                            SPRINT NEXTEL CORPORATION


                            By: /s/ Michael T. Hyde
                                Michael T. Hyde, Assistant Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title                           Date

                        Chairman of the Board and               )
GARY D. FORSEE*         Chief Executive Officer                 )
                        (Principal Executive Officer)           )
                                                                )
                                                                )
PAUL SALEH*             Chief Financial Officer                 )
                        (Principal Financial Officer)           )
                                                                )
                                                                )
                        Senior Vice President and               )
W.G. ARENDT*            Controller                              )
                        (Principal Accounting Officer)          )
                                                                )
                                                                ) May 10, 2007
KEITH J. BANE*          Director                                )
                                                                )
                                                                )
------------------                                              )
(Robert R. Bennett)      Director                               )
                                                                )
                                                                )
GORDON BETHUNE*         Director                                )
                                                                )
                                                                )
FRANK M. DRENDEL*       Director                                )

JAMES H. HANCE JR.*     Director                                )
                                                                )
                                                                )
V. JANET HILL*          Director                                )
                                                                )
                                                                )
I. O. HOCKADAY, JR.*    Director                                ) May 10, 2007
                                                                )
                                                                )
L. K. LORIMER*          Director                                )
                                                                )
                                                                )
WILLIAM SWANSON*        Director                                )



                  /s/ Michael T. Hyde
*        By:      Michael T. Hyde, Attorney-in-Fact,
                  pursuant to Power of Attorney filed
                  with this Amendment No. 3.

                                  EXHIBIT INDEX


Exhibit
Number   Exhibits

   24.   Power of Attorney.